UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 24, 2008
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Ford Motor Company ("Ford") hereby incorporates by reference its news release dated April 24, 2008, which is herewith provided as Exhibit 99.

Ford will conduct two conference calls on April 24, 2008 to review preliminary first quarter 2008 financial results.  Beginning at 9:00 a.m., Ford's President and Chief Executive Officer Alan Mulally and Executive Vice President and Chief Financial Officer Don Leclair will host a presentation for the investment community and news media to review Ford's preliminary first quarter 2008 financial results.  Investors may access this presentation by dialing 800-573-4754 (or 1-617-224-4325 from outside the United States).  The passcode for either telephone number is a verbal response of "Ford Earnings."

At 11:00 a.m., Ford Senior Vice President and Controller Peter Daniel, Ford Vice President and Treasurer Neil Schloss, and Ford Motor Credit Company Vice Chairman and Chief Financial Officer K.R. Kent will host a presentation for fixed income analysts and investors.  Investors may access this presentation using the same dial-in information as above, with the passcode being a verbal response of "Ford Fixed Income."

A listen-only webcast and supporting presentation materials for these calls will be available on the Internet at www.shareholder.ford.com.  Investors may also access replays for one week following the presentations by visiting www.shareholder.ford.com, or by dialing 888-286-8010 (or 1-617-801-6888 from outside the United States).  The passcode for replays of the earnings call is 29481628; the passcode for replays of the fixed income call is 55865600.  All times referenced above are in Eastern Time.

Please note that Exhibit 99 to this Form 8-K discusses revenue and pre-tax profits excluding special items for Ford's Automotive sector and the primary operating segments and business units within the Automotive sector.  The most directly comparable financial measures calculated and presented in accordance with U.S. Generally Accepted Accounting Principles are revenue and pre-tax profits including special items.  We believe that revenue and pre-tax profits excluding special items are useful measures to provide investors, because they exclude those items that we do not consider to be indicative of earnings from ongoing operating activities.  As a result, revenue and pre-tax profits excluding special items provide investors with more relevant measures of the results generated by our operations.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 99	News Release dated	Furnished with this Report
April 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: April 24, 2008	By:	/s/ Louis J. Ghilardi
Louis J. Ghilardi
Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 99	News Release dated April 24, 2008

Exhibit 99

NEWS

Contact:	Media: Bill Collins 1.313.390.4866 wcollin1@ford.com	Equity Investment Community: Larry Heck 1.313.594.0613 fordir@ford.com	Fixed Income Investment Community: Dave Dickenson 1.313.621.0881 fixedinc@ford.com	Shareholder Inquiries: 1.800.555.5259 or 1.313.845.8540 stockinf@ford.com

FOR IMMEDIATE RELEASE

FORD MAKES SOLID PROGRESS ON PLAN -- $100 MILLION NET INCOME IN FIRST QUARTER 2008 PRELIMINARY RESULTS+

•
Significant progress made on our plan to aggressively restructure to operate profitably, accelerate the development of new products our customers want and value, finance our plan and improve the balance sheet, and work together effectively as one team, leveraging our global assets.

•	First quarter 2008 net income of $100 million, an improvement of $382 million from a year ago.

•	Excluding special items++, first quarter pre-tax profit from continuing operations was $736 million, up $669 million from a year ago.

•	First quarter cost reductions totaled $1.7 billion, including $1.2 billion in North America (at constant volume, mix and exchange; excluding special items).

•	Strong profitability from Ford Europe and Ford South America; Ford North America improved by nearly $600 million from year-ago levels. ++

•	Automotive gross cash of $28.7 billion at March 31, 2008. +++

Financial Results Summary	First Quarter
	2008	O / (U) 2007
Wholesales (000)++	1,531	(119)
Revenue (Bils.)++	$39.4	$(3.6)

Continuing Operations++
Automotive Profits (Mils.)	$669	$895
Financial Services (Mils.)	67	(26)
Pre-Tax Profits (Mils.)	$736	$669

After-Tax Profits (Mils.)	525	697

Earnings Per Share++++	0.20	0.29

Special Items Pre-Tax (Mils.)	$(416)	$(303)

Net Income
After-Tax Profits (Mils.)	$100	$382
Earnings Per Share++++	0.05	0.20

Automotive Gross Cash (Bils.)+++	$28.7	$(6.5)

See end notes on page 7.

DEARBORN, Mich., April 24, 2008 – Ford Motor Company [NYSE: F] today reported net income of $100 million, or 5 cents per share, for the first quarter of 2008.  This compares with a net loss of $282 million, or 15 cents per share, in the first quarter of 2007.

The 2008 operating data discussed herein exclude Jaguar Land Rover because it is held for sale. Jaguar Land Rover and Aston Martin data are, however, included in the 2007 data, except where otherwise noted. See tables following “Safe Harbor/Risk Factors” for the amounts attributable to Jaguar Land Rover and any necessary reconciliations to U.S. GAAP.

Ford’s first quarter pre-tax operating profit from continuing operations, excluding special items, was $736 million, up $669 million from a year ago.  On an after-tax basis, Ford’s first quarter operating profit from continuing operations, excluding special items, was $525 million, or 20 cents per share, compared with a loss of $172 million, or 9 cents per share, in the same period a year ago.

Ford’s first quarter revenue, excluding special items, was $39.4 billion, down from $43 billion a year ago.  Adjusted to exclude Jaguar Land Rover and Aston Martin from 2007 results, revenue would have been up slightly, with favorable exchange about offset by lower volume and net pricing.

Special items reduced pre-tax results by $416 million, or 15 cents per share, in the first quarter. These primarily reflected charges associated with personnel actions, dealer reduction actions and the restructuring of our investment in Ballard.

Automotive gross cash, which includes cash and cash equivalents, net marketable securities and loaned securities, was $28.7 billion at March 31, 2008, a decrease of $5.9 billion from 2007 year-end levels.  The decrease was consistent with our plan and primarily reflects implementation of the initial part of our VEBA agreement with the UAW.

 “The results of this quarter are encouraging, particularly our outstanding performance in Europe and South America,” said Ford President and CEO Alan Mulally. “In the past several years, we have substantially restructured these businesses.  We believe this is an indication that our efforts to leverage Ford’s global assets across the world will bear fruit.  Going forward, we remain committed to our key business objectives, including our goal of reaching North America and overall Automotive profitability in 2009 despite the challenging economic conditions.”

The following discussion of first quarter highlights and the results in our Automotive sector and Automotive segments/business units is on a basis that excludes special items. See tables following “Safe Harbor/Risk Factors” for the nature and amount of these special items and any necessary reconciliations to U.S. GAAP.

FIRST QUARTER HIGHLIGHTS:

•	Posted strong profits of $739 million in Ford Europe and $257 million in Ford South America.

•	Improved Ford North America results by nearly $600 million compared with the first quarter of 2007.

•	Achieved $1.7 billion in cost savings, including $1.2 billion in Ford North America (at constant volume, mix and exchange; excluding special items).

•	Improved productivity in North America; achieved agreement to reduce U.S. hourly personnel by an additional 4,200 through our recent enterprise-wide buyout program.

•	Agreed to sell Jaguar Land Rover to Tata Motors with expected closure in the second quarter.

•	Further integrated our global Product Development and Purchasing functions. These actions will accelerate new vehicle development, improve quality and reduce costs.

•	Introduced the Ford Fiesta, our all-new global small car, at the Geneva Motor Show. Fiesta will be sold in virtually all of our major worldwide markets by 2010.

•	Improved initial quality in North America by 8 percent in our most recent survey, putting Ford at parity with Honda and Toyota as the best in the industry.

AUTOMOTIVE SECTOR

Automotive Sector*	First Quarter
	2008	O/(U) 2007
Wholesales (000)	1,531	(119)
Revenue (Bils.)	$35.0	$(3.6)
Pre-Tax Profits (Mils.)	669	895

*excludes special items

For the first quarter of 2008, Ford’s worldwide Automotive sector reported a pre-tax profit of $669 million, compared with a pre-tax loss of $226 million during the same period a year ago.  The improvement was more than explained by favorable cost performance of $1.7 billion in the quarter, partially offset by unfavorable changes in volume and mix ($700 million), and currency exchange ($200 million).  The cost performance included favorable net product costs, manufacturing costs, spending-related costs and expenses for warranty and retiree health care.

Worldwide Automotive revenue for the first quarter of 2008 was $35 billion, down from $38.6 billion a year ago.  Total company vehicle wholesales in the first quarter were 1,531,000, compared with 1,650,000 units a year ago, down because of the exclusion of Jaguar Land Rover and Aston Martin volume in 2008 and lower wholesales in other regions.

North America: For the first quarter, North America Automotive operations reported a pre-tax loss of $45 million, compared with a loss of $613 million a year ago.  The improvement reflected cost reductions of $1.2 billion, including lower structural and product costs.  These improvements were partly offset by unfavorable volume and mix, and net pricing.  First quarter revenue was $17.1 billion, down from $18.5 billion a year ago.

South America: For the first quarter, Ford’s South America operations posted a pre-tax profit of $257 million, up from $113 million a year ago.  The improvement reflected higher net pricing and volume and mix, partially offset by increased costs, which included higher commodity costs.  First quarter revenue increased to $1.8 billion, up from $1.3 billion a year ago.

Ford Europe: For the first quarter, Ford Europe pre-tax profits were $739 million, up from $219 million a year ago.  The improvement was primarily explained by favorable cost performance and net pricing, partially offset by unfavorable changes in currency.  First quarter revenue was $10.2 billion, an improvement from $8.6 billion a year ago.

Volvo: For the first quarter, Volvo reported a pre-tax loss of $151 million, compared with a profit of $94 million a year ago.  The decline was mainly due to unfavorable volume and mix, and changes in currency exchange rates, partially offset by cost reductions.  First quarter revenue was $4.2 billion, compared with $4.6 billion a year ago.

Asia Pacific Africa: For the first quarter, Asia Pacific Africa reported a pre-tax profit of $1 million, compared with a pre-tax loss of $26 million a year ago.  The improvement primarily reflected favorable cost performance and higher profits in China, partially offset by unfavorable exchange and product mix, primarily in Australia.  First quarter revenue was $1.7 billion, compared with $1.8 billion in 2006.

Mazda: Ford earned $49 million from its investment in Mazda and associated operations in the first quarter, compared with $21 million a year ago.

Other Automotive: Other Automotive, which consists of interest and financing-related costs, accounted for a first quarter pre-tax loss of $181 million. This included net interest expense of $472 million and favorable fair market value adjustments of $291 million, primarily related to the impact of changes in exchange rates on intercompany loans.

FINANCIAL SERVICES SECTOR

Financial Services Sector	First Quarter
	2008	O/(U) 2007
Pre-Tax Profits (Mils.)	$67	$(226)
Ford Credit
Pre-Tax Profits (Mils.)	$36	$(257)
Net Income (Mils.)	24	(169)

For the first quarter, the Financial Services sector earned a pre-tax profit of $67 million, compared with a pre-tax profit of $293 million a year ago.

Ford Motor Credit Company: Ford Motor Credit Company reported net income of $24 million in the first quarter of 2008, down $169 million from earnings of $193 million a year earlier.  On a pre-tax basis, Ford Motor Credit earned $36 million in the first quarter, compared with $293 million a year ago. The decrease in earnings primarily reflected higher provision for credit losses, higher depreciation expense for leased vehicles, and higher net losses related to market valuation adjustments from derivatives.  These were offset partially by lower expenses primarily related to the non-recurrence of costs associated with Ford Motor Credit's North American business restructuring initiative and higher financing margin.

2008 OUTLOOK
“The remainder of 2008 will be a challenge but we are cautiously optimistic despite the external challenges,” Mulally said.  “Our plan is working. Our initial quality is now among the best in the business, the restructuring in North America is taking hold and we will continue to take actions to stay on our plan. Our product pipeline is full.  We look forward to launching the new Ford Flex, Ford F-150 and the Lincoln MKS in North America, and the new Ford Kuga and Ford Fiesta in Europe, with the Fiesta coming soon thereafter to China and other markets around the world.”

Total Company 2008 Outlook	Outlook	Comparison to 2007*

Automotive**	Loss	Equal to or Better
Financial Services	Profit	Worse
Pre-Tax Operating Results**	Loss	Worse
Special Items	Loss	Better
Pre-Tax Results	Loss	Better
* Adjusted to exclude Jaguar Land Rover and Aston Martin. ** Excludes special items.

Ford’s 2008 planning assumptions regarding the industry, operating metrics and profit outlook are as follows:

	2008 Planning Assumptions and Operational Metrics

	Planning Assumptions	Full-Year Plan	Q1 2008	Full-Year Plan

Industry Volumes (SAAR)	– U.S. (Mils.)	16.0	15.6	15.3 - 15.6
	– Europe (Mils.)*	17.6	18.0	17.6 - 18.0

	Operational Metrics
	Compared with 2007
	– Quality	Improve	Improved	On track
	– Automotive Costs**	Improve by about $3 Billion	Improved by $1.7 Billion	On track

	Absolute Amount
	– U.S. Market Share (Ford, Lincoln Mercury)	Low end of 14-15% range	15%	On track
	– Operating-Related Cash Flow	Negative	$(1.5) Billion	On track
	– Capital Spending	Around $6 Billion	$ 1.4 Billion	On track

* European 19 markets ** At constant volume, mix and exchange; excludes special items

CONFERENCE CALL DETAILS

Ford Motor Company [NYSE:F] will release first quarter 2008 financial results at 7 a.m. EDT, Thursday, April 24. The following briefings will be held after the announcement:

At 9 a.m. EDT, Alan Mulally, president and chief executive officer, and Don Leclair, executive vice president and chief financial officer, will host a conference call for news media and the investment community to discuss first quarter results.

At 11 a.m. EDT, Peter Daniel, Ford senior vice president and controller, Neil Schloss, Ford vice president and treasurer, and K.R. Kent, Ford Motor Credit Company vice chairman and chief financial officer, will host a conference call for fixed income analysts and investors.

The presentations (listen-only) and supporting materials will be available on the Internet at www.shareholder.ford.com.  Representatives of the news media and the investment community participating by teleconference will have the opportunity to ask questions following the presentations.

Access Information – Thursday, April 24

Toll Free: 800-573-4754
International: 617-224-4325

Earnings: 9:00 a.m. EDT
Earnings Passcode: “Ford Earnings”

Fixed Income: 11:00 a.m. EDT
Fixed Income Passcode: “Ford Fixed Income”

Replays – Available after 2 p.m. the day of the event through Thursday, May 1

www.shareholder.ford.com

Toll Free: 888-286-8010
International: 617-801-6888

Passcodes:
Earnings: 29481628
Fixed Income: 55865600

Ford Motor Company, a global automotive industry leader based in Dearborn, Mich., manufactures or distributes automobiles in 200 markets across six continents.  With about 244,000 employees and about 90 plants worldwide, the company’s core and affiliated automotive brands include Ford, Lincoln, Mercury, Volvo and Mazda, and until completion of their sale, Jaguar Land Rover.  The company provides financial services through Ford Motor Credit Company.  For more information regarding Ford’s products, please visit www.ford.com.

# # #

+	The financial results discussed herein are presented on a preliminary basis; final data will be included in our Quarterly Report on Form 10-Q for the quarter ended Mar. 31, 2008.
++	Excluding special items. See tables following “Safe Harbor/Risk Factors” for the nature and amount of these special items and reconciliation to U.S. Generally Accepted Accounting Principles ("GAAP").
+++	See third table following “Safe Harbor/Risk Factors” for a reconciliation of Automotive gross cash to GAAP.
++++
Earnings per share from continuing operations, excluding special items, is calculated on a basis that includes pre-tax profit and provision for taxes and minority interest.  See tables following “Safe Harbor/Risk Factors” for the nature and amount of these special items and reconciliation to GAAP.

Safe Harbor/Risk Factors

Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on expectations, forecasts and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Continued decline in market share;
•	Continued or increased price competition resulting from industry overcapacity, currency fluctuations or other factors;
•	An increase in or acceleration of market shift away from sales of trucks, sport utility vehicles, or other more profitable vehicles, particularly in the United States;
•	A significant decline in industry sales, particularly in the United States or Europe, resulting from slowing economic growth, geo-political events or other factors;
•	Lower-than-anticipated market acceptance of new or existing products;
•	Continued or increased high prices for or reduced availability of fuel;
•	Currency or commodity price fluctuations;
•	Adverse effects from the bankruptcy or insolvency of, change in ownership or control of, or alliances entered into by a major competitor;
•	Economic distress of suppliers that has in the past and may in the future require us to provide financial support or take other measures to ensure supplies of components or materials;
•	Labor or other constraints on our ability to restructure our business;
•	Work stoppages at Ford or supplier facilities or other interruptions of supplies;
•	Single-source supply of components or materials;
•	Substantial pension and postretirement health care and life insurance liabilities impairing our liquidity or financial condition;
•	Inability to implement Memorandum of Understanding with UAW to fund and discharge retiree health care obligations because of failure to obtain court approval or otherwise;
•	Worse-than-assumed economic and demographic experience for our postretirement benefit plans (e.g., discount rates, investment returns, and health care cost trends);
•	The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;
•	Increased safety, emissions (e.g., CO2), fuel economy, or other regulation resulting in higher costs, cash expenditures, and/or sales restrictions;
•	Unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise;
•
A change in our requirements for parts or materials where we have entered into long-term supply arrangements that commit us to purchase minimum or fixed quantities of certain parts or materials, or to pay a minimum amount to the seller ("take-or-pay" contracts);

•	Adverse effects on our results from a decrease in or cessation of government incentives;
•	Adverse effects on our operations resulting from certain geo-political or other events;
•	Substantial negative Automotive operating-related cash flows for the near- to medium-term affecting our ability to meet our obligations, invest in our business or refinance our debt;
•
Substantial levels of Automotive indebtedness adversely affecting our financial condition or preventing us from fulfilling our debt obligations (which may grow because we are able to incur substantially more debt, including additional secured debt);

•
Inability of Ford Credit to access debt or securitization markets around the world at competitive rates or in sufficient amounts due to additional credit rating downgrades, market volatility, market disruption or otherwise;

•	Higher-than-expected credit losses;
•	Increased competition from banks or other financial institutions seeking to increase their share of financing Ford vehicles;
•	Changes in interest rates;
•	Collection and servicing problems related to finance receivables and net investment in operating leases;
•	Lower-than-anticipated residual values or higher-than-expected return volumes for leased vehicles; and
•	New or increased credit, consumer or data protection or other regulations resulting in higher costs and/or additional financing restrictions.

We cannot be certain that any expectation, forecast or assumption made by management in preparing forward-looking statements will prove accurate, or that any projection will be realized.  It is to be expected that there may be differences between projected and actual results.  Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise.  For additional discussion of these risks, see "Item 1A. Risk Factors" in our 2007 Form 10-K Report.

FIRST QUARTER 2008 INCOME / (LOSS) COMPARED WITH 2007

	First Quarter
	2008	2007

Revenue (Bils.)
Revenue (Excluding Special Items)	$39.4	$43.0
Special Items*	4.1	–
Revenue	$43.5	$43.0

Income (Mils.)
Pre-Tax Income/(Loss) from Continuing Operations (Excluding Special Items)	$736	$67
Special Items*	(416)	(113)
Pre-Tax Income/(Loss) from Continuing Operations	$320	$(46)

Provision for/(Benefit from) Income Taxes	97	181
Minority Interest in Net Income of Subsidiaries	122	58
Income/(Loss) from Continuing Ops.	$101	$(285)
Income/(Loss) from Discontinued Ops.	(1)	3
Net Income/(Loss)	$100	$(282)

*   Special items detailed in following table.

TOTAL COMPANY
FIRST QUARTER 2008 SPECIAL ITEMS
	First Quarter 2008
	Wholesales	Revenue	Pre-Tax Profit / (Loss)
	(000)	(Bils.)	(Mils.)
North America
- Personnel Actions and Associated Curtailments			$(223)
- U.S. Dealer Reductions (incl. Investment Write-Off)			(108)
- Ballard Restructuring/Other			(72)
Total North America			$(403)
Other Personnel Actions			(13)

Jaguar Land Rover	74	$4.1	0*

Total Special Items	74	$4.1	$(416)

Memo: Special Items Impact on Earnings Per Share**			$(0.15)

*	Operating profit was essentially offset by an impairment charge.
**
Earnings per share for special items is calculated on a basis that includes pre-tax profit, provision for taxes, and minority interest; additional information regarding the method of calculating earnings per share is available in the materials supporting the Apr. 24, 2008 conference calls at www.shareholder.ford.com.

AUTOMOTIVE GROSS CASH RECONCILIATION TO GAAP

	Dec. 31, 2007	Mar. 31, 2008	Mar. 31, 2008 B/(W) Dec. 31, 2007
	(Bils.)	(Bils.)	(Bils.)

Cash and Cash Equivalents	$20.7	$18.7	$(2.0)
Marketable Securities	2.0	6.6	4.6
Loaned Securities	10.3	6.7	(3.6)
Total Cash/Marketable and Loaned Securities	$33.0	$32.0	$(1.0)
Securities-In-Transit	(0.3)	(0.7)	(0.4)
Short-Term VEBA Assets*	1.9	-	(1.9)
UAW-Ford Temporary Asset Account	-	(2.6)	(2.6)

Gross Cash	$34.6	$28.7	$(5.9)

*
Historically, amounts accessible within 18 months; short-term VEBA is no longer reported within gross cash as of Jan. 1, 2008, consistent with our new UAW VEBA agreement (which is subject to court approval).

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